911 Main Street, Suite 1500
Kansas City, MO 64105
Tel: 816-221-8800
Fax:816-221-8051
Toll Free: 888-979-1200
March 1, 2008

Statement of Compliance
For Period ending December 31, 2007

Re: Transactions per Attachment A

I, Clark Rogers, in my capacity as Senior Vice President of KeyCorp Real Estate Capital Markets, Inc. (KRECM), do hereby state that:

•	A review of the Primary Servicing and Master Servicing activities of KRECM during the above stated period and of its performance, under the Agreement(s), has been made under my supervision and,

•	To the best of my knowledge, based on such review, KRECM has fulfilled all of its obligations under the Agreement in all material respects throughout the reporting period.

By:	Date:
/s/ Clark Rogers	March 1, 2008
Clark Rogers Senior Vice President

Classification: KeyCorp Public
M:\Intranet Contents\Key\Annual Compliance\2008 (yr 2007)\Officer Certificates (aka 1123)\2007 Reg AB KCRECM MP OffCert-
031008.doc

KeyCorp Real Estate Capital Markets, Inc.
For the period of January 1 through December 31, 2007
Attachment A to Officer's Certificate (1123)

Commercial Mortgage Pass-Through Certificates, as Master Servicer

1.	Citigroup Commercial Mortgage Securities, Inc., Citigroup Commercial
Mortgage Trust, Series 2007-FL3, dated 05/9/2007
2.	Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage
Pass-Through Certificates, Series 2006-C1, dated 03/01/2006
3.	Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage
Pass-Through Certificates, Series 2006-C4, dated 09/01/2006
4.	Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage
Pass-Through Certificates, Series 2006-C5, dated 12/01/2006
5.	Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage
Pass-Through Certificates, Series 2006-OMA, dated 02/10/2006
6.	Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage
Pass-Through Certificates, Series 2006-TFL1, dated 04/09/2006
7.	Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage
Pass-Through Certificates, Series 2006-TFL2, dated 11/09/2006
8.	Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage
Pass-Through Certificates, Series 2007-TFL1, dated 03/09/2007
9.	Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage
Pass-Through Certificates, Series 2007-TFL2, dated 07/09/2007
10.	Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage
Pass-Through Certificates, Series 2007-C4, dated 09/01/2007
11.	Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage
Pass-Through Certificates, Series 2007-C2, dated 05/01/2007
12.	Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage
Pass-Through Certificates, Series 2007-C3, dated 06/01/2007
13.	Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage
Pass-Through Certificates, Series 2007-C5, dated 11/01/2007
14.	Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage
Pass-Through Certificates, Series COMM 2007-C9, dated 08/01/2007
15.	GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through
Certificates, Series 2007-C1, dated 05/01/2007
16.	Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-
Through Certificates, Series 2007-GG11, dated 02/12/2007
17.	Hartford Mezzanine Investors I-CRE CDO 2007-1, Ltd., dated 08/08/2007
18.	Highland Park CDO I, Ltd., dated 12/20/2006
19.	J. P. Morgan Chase Commercial Mortgage Securities Corp., Commercial
Mortgage Pass-Through Certificates, Series 2007-CIBC20, dated 08/03/2007
20.	Key ABS LLC, Key Commercial Mortgage Pass-Through Certificates, Series
2007-SL1, dated 04/01/2007
21.	Merrill Lynch Mortgage Investors, Inc., ML-CFC Commercial Mortgage
Trust Pass-Through Certificates, Series 2007-8, dated 08/01/2007

Classification: KeyCorp Public                                                                                                                  Page 1 of 3

KeyCorp Real Estate Capital Markets, Inc.
For the period of January 1 through December 31, 2007
Attachment A to Officer's Certificate (1123)

Commercial Mortgage Pass-Through Certificates, as Master Servicer

22.	Merrill Lynch Mortgage Investors, Inc., ML-CFC Commercial Mortgage
Trust Pass-Through Certificates, Series 2007-9, dated 08/01/2007
23.	Merrill Lynch Mortgage Investors, Inc., ML-CFC Commercial Mortgage
Pass-Through Certificates, Series 2006-2, dated 06/01/2006
24.	Merrill Lynch Mortgage Investors, Inc., Merrill Lynch Floating Trust Pass-
Through Certificates, Series 2006-1, dated 11/01/2006
25.	Merrill Lynch Mortgage Investors, Inc., Merrill Lynch Mortgage Trust
Commercial Mortgage Pass-Through Certificates, Series 2007-C1, dated
08/01/2007
26.	Merrill Lynch Mortgage Investors, Inc., ML-CFC Commercial Mortgage
Pass-Through Certificates, Series 2007-5, dated 03/01/2007
27.	Structured Asset Securities Corporation II, Lehman Brothers Floating Rate
Commercial Mortgage Trust Pass through Certificates, Series 2007-LLF C5, dated 08/09/2007
28.	Structured Asset Securities Corporation II, LBUBS Commercial Mortgage
Trust 2007-C2, dated 04/11/2007
29.	Wachovia Commercial Mortgage Securities, Inc. Wachovia Bank Commercial
Mortgage pass-Through Certificates, Series 2007-C30, dated 03/01/2007

Classification: KeyCorp Public                                      Page 2 of 3

Commercial Mortgage Pass-Through Certificates, as Primary Servicer

1.	Bane of America Large Loan, Inc., Commercial Mortgage Pass-Through
Certificates, Series 2007-BMB1, dated 08/01/2007
2.	Bank of America Commercial Mortgage, Inc, Commercial Mortgage Pass-
Through Certificates, Series 2006-1, dated 03/01/2006
3.	Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage
Pass-Through Certificates, Series CD 2007-CD5, dated 11/21/2007
4.	Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage
Pass-Through Certificates, Series COMM 2007-FL14, dated 05/17/2007
5.	Merrill Lynch Mortgage Investors, Inc., ML-CFC Commercial Mortgage
Trust Pass-Through Certificates, Series 2007-6, dated 04/01/2007
6.	Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2007-IQ16, dated 06/22/2007
7.	Structured Asset Securities Corporation II, LBUBS Commercial Mortgage
Trust 2006-C7, dated 11/13/2006
8.	Structured Asset Securities Corporation II, LB-UBS Commercial Mortgage
Trust Pass through Certificates, Series 2007-C6, dated 08/13/2007
9.	Structured Asset Securities Corporation II, LB-UBS Commercial Mortgage
Trust Pass through Certificates, Series 2007-C7, dated 11/12/2007

Classification: KeyCorp Public                                      Page 3 of 3